UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2004

ADOLPH COORS COMPANY

(Exact name of registrant as specified in its charter)

1-14829

(Commission File Number)

Delaware	84-0178360
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

311 - 10th Street
Golden, Colorado 80401

(Address of principal executive offices, with zip code)

(303) 279-6565

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events.

Coors Brewing Company, a wholly-owned subsidiary of Adolph Coors Company, announced on November 10, 2004, that it has entered into a contract to sell its land holdings on South Table Mountain in Golden, Colo. to the Trust for Public Land (TPL), a national non-profit land conservation organization. It is anticipated TPL will purchase the property, which totals about 730 acres, from Coors and will then convey the land to the Jefferson County Open Space Program for permanent public protection and enjoyment. Coors also intends to make charitable donations as a part of the overall transaction to TPL to support its ongoing conservation programs across the state and to Jeffco Open Space Foundation, Inc. for the future protection of the South Table Mountain property.

A copy of its press release is being furnished as Exhibit 99.1 attached hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release, dated November 10, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 12, 2004

ADOLPH COORS COMPANY

By:	/s/ ANNITA M. MENOGAN
Annita M. Menogan
Its:	Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Adolph Coors Company dated November 10, 2004, reporting the sale of South Table Mountain.